Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

I, Mark Bilancieri, Principal Financial Officer of Man Investments (USA) Corp., the general partner of Man-AHL Diversified I L.P. (the “Partnership”), certify that (i) the quarterly Report of the Partnership on Form 10-Q for the period ending September 30, 2025 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: November 14, 2025

/s/ Mark Bilancieri
Mark Bilancieri
Principal Financial Officer of Man Investments (USA) Corp., the General Partner of the Partnership